EXHIBIT 99.1
LGI Homes Reports Second Quarter 2022 Results, Including Record Setting Profitability, and Updates Full Year 2022 Guidance
THE WOODLANDS, Texas, August 2, 2022 (GLOBE NEWSWIRE) - LGI Homes, Inc. (NASDAQ: LGIH) today announced financial results for the second quarter 2022 and the six months ended June 30, 2022.
Second Quarter 2022 Highlights and Comparisons to Second Quarter 2021
•Net Income increased 4.4% to $123.4 million, or $5.24 Basic EPS and $5.20 Diluted EPS
•Net Income Before Income Taxes increased 9.3% to $163.0 million
•Home Sales Revenues decreased 8.6% to $723.1 million
•Home Closings decreased 29.0% to 2,027 homes closed
•Average Sales Price increased 28.7% to $356,719
•Gross Margin as a Percentage of Homes Sales Revenues increased 500 basis points to 32.0%
•Adjusted Gross Margin* as a Percentage of Home Sales Revenues increased 460 basis points to 33.1%
•Active Selling Communities at June 30, 2022 of 92
Six Months Ended June 30, 2022 Highlights and Comparisons to Six Months ended June 30, 2021
•Net Income decreased 7.2% to $202.1 million, or $8.53 Basic EPS and $8.43 Diluted EPS
•Net Income Before Income Taxes decreased 3.6% to $262.6 million
•Home Sales Revenues decreased 15.2% to $1.3 billion
•Home Closings decreased 33.1% to 3,626 homes closed
•Average Sales Price increased 26.6% to $350,005
•Gross Margin as a Percentage of Homes Sales Revenues increased 370 basis points to 30.7%
•Adjusted Gross Margin* as a Percentage of Home Sales Revenues increased 340 basis points to 31.9%
•Total Owned and Controlled lots of 89,984
•Ending backlog of 1,266 homes valued at $445.1 million
*Non-GAAP
Please see “Non-GAAP Measures” for a reconciliation of Adjusted Gross Margin (a non-GAAP measure) to Gross Margin, the most directly comparable GAAP measure.
Balance Sheet Highlights
•Total liquidity of $245.7 million at June 30, 2022, including cash and cash equivalents of $42.0 million and $203.7 million of availability under the Company’s revolving credit facility
•Net debt to capitalization of 42.4% at June 30, 2022, compared to 35.1% at December 31, 2021
•417,861 shares of common stock repurchased during the second quarter of 2022 for an aggregate amount of $37.4 million

Management Comments
“I am pleased to announce the results of another outstanding quarter that included record setting results in every profitability metric we track,” stated Eric Lipar, Chairman and Chief Executive Officer of LGI Homes.
“During the quarter we closed 2,027 homes, resulting in $723.1 million dollars in revenue. Absorptions continued to exceed our historical average, coming in at 7.4 closings, per community, per month. Despite fewer closings compared to last year’s record comp, our commitment to executing on our systems, combined with continued pricing power, enabled us to deliver the most profitable quarter in our history. In addition to new Company records in pre-tax income and net income, we delivered a 500 basis point improvement in our gross margin to 32.0% and a 460 basis point improvement in our adjusted gross margin to an impressive 33.1%.
“The interest rate hikes at the end of the second quarter caused some buyers to pause and see if rates return to more familiar levels. Given the uncertainty this and other macro events have created, we are updating our full year guidance. We now expect to close between 7,500 and 8,300 homes at an average sales price between $345,000 and $360,000. SG&A as a percentage of revenue is now expected in a range between 10.0% and 11.0% and we expect to end the year with between 100 and 110 active communities. Finally, we are maintaining our prior guidance for gross margins between 27.0% and 29.0%, adjusted gross margins between 28.5% and 30.5% and an effective tax rate between 23.5% and 24.5%.”
Mr. Lipar concluded, “After a two-year boom market unlike any other in history, the housing market sits at a pivotal moment. The short-term view is that homes are more expensive, consumer prices are up, and mortgage rates have nearly doubled. However, the longer-term outlook reveals a solid foundation for multi-year growth. Demographic trends remain supportive of demand, strong labor markets are fueling wage growth, tight rental supply is pushing up rents, and the inventory of homes available for sale remains historically low. At LGI, we're taking the long-term view and remain optimistic about our business. Our operating model was built to thrive in challenging environments and we believe our people, systems, culture and 100% spec-focused model will continue to drive our success and differentiate our business, regardless of market conditions, for many years to come.”
Full Year 2022 Outlook
Subject to the caveats in the Forward-Looking Statements section of this press release, the Company is providing the following updates to its guidance for the full year 2022. The Company now believes:
•Home closings between 7,500 and 8,300
•Active selling communities at the end of 2022 between 100 and 110
•Average sales price per home closed between $345,000 and $360,000
•Gross margin as a percentage of home sales revenue between 27.0% and 29.0%
•Adjusted gross margin (non-GAAP) as a percentage of home sales revenue between 28.5% and 30.5% with capitalized interest accounting for substantially all the difference between gross margin and adjusted gross margin as a percentage of home sales revenue
•SG&A as a percentage of home sales revenue between 10.0% and 11.0%
•Effective tax rate between 23.5% and 24.5%
This updated outlook assumes that general economic conditions, including input costs, materials, product and labor availability, interest rates and mortgage availability, in the remainder of 2022 are similar to those experienced so far in the third quarter 2022 and that construction costs, availability of land, and land development costs in the remainder of 2022 are consistent with the Company’s most recent experience. In addition, this outlook assumes that governmental regulations relating to land development, home construction and COVID-19 are similar to those currently in place. Any further COVID-19 governmental restrictions on land development, home construction or home sales could negatively impact the Company’s ability to achieve this guidance.
Earnings Conference Call

The Company will host a conference call via live webcast for investors and other interested parties beginning at 12:30 p.m. Eastern Time on Tuesday, August 2, 2022 (the “Earnings Call”). The Earnings Call will be hosted by Eric Lipar, Chief Executive Officer and Chairman of the Board, and Charles Merdian, Chief Financial Officer and Treasurer.
Participants may access the live webcast by visiting the Investor Relations section of the Company’s website at www.lgihomes.com.
An archive of the webcast will be available for replay on the Company’s website for one year from the date of the conference call.
About LGI Homes, Inc.
LGI Homes, Inc. is a pioneer in the homebuilding industry, successfully applying an innovative and systematic approach to the design, construction and sale of homes. As one of America’s fastest growing companies, LGI Homes has a notable legacy of more than 19 years of homebuilding excellence, over which time it has closed more than 50,000 homes and has been profitable every year. Headquartered in The Woodlands, Texas, LGI Homes has operations across 35 markets in 20 states and, since 2018, has been ranked as the 10th largest residential builder in the United States based on units closed. Nationally recognized for its quality construction and exceptional customer service, LGI Homes’ commitment to excellence extends to its more than 900 employees, earning the Company numerous workplace awards at the local, state and national level, including Top Workplaces USA’s 2022 Cultural Excellence Award. For more information about LGI Homes and its unique operating model focused on making the dream of homeownership a reality for families across the nation, please visit the Company’s website at www.lgihomes.com.
Forward-Looking Statements
Any statements made in this press release or on the Earnings Call that are not statements of historical fact, including statements about the Company’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements include information concerning projected 2022 home closings, active selling communities, average sales price per home closed, gross margin as a percentage of home sales revenues, adjusted gross margin as a percentage of homes sales revenues, SG&A as a percentage of home sales revenue and effective tax rate, and the impact of the COVID-19 pandemic and its effect on the Company, its business, customers, subcontractors, and its markets, as well as market conditions and possible or assumed future results of operations, including descriptions of the Company's business plan and strategies. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or, in each case, their negative, or other variations or comparable terminology. For more information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements please refer to the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including the “Cautionary Statement about Forward-Looking Statements” subsection within the “Risk Factors” section, the “Risk Factors” and “Cautionary Statement about Forward-Looking Statements” sections in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and June 30, 2022 and subsequent filings by the Company with the Securities and Exchange Commission. The Company bases these forward-looking statements or projections on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this press release or listen to the Earnings Call, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although the Company believes that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect the Company’s actual results to differ materially from those expressed in the forward-looking statements and projections. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If the Company does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.

LGI HOMES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share data)

	June 30,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$41,971	$50,514
Accounts receivable	52,106	57,909
Real estate inventory	2,633,706	2,085,904
Pre-acquisition costs and deposits	38,277	40,702
Property and equipment, net	20,311	16,944
Other assets	69,481	81,676
Deferred tax assets, net	5,487	6,198
Goodwill	12,018	12,018
Total assets	$2,873,357	$2,351,865

LIABILITIES AND EQUITY
Accounts payable	$40,162	$14,172
Accrued expenses and other liabilities	163,811	136,609
Notes payable	1,155,463	805,236
Total liabilities	1,359,436	956,017

COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock, par value $0.01, 250,000,000 shares authorized, 27,212,108 shares issued and 23,272,636 shares outstanding as of June 30, 2022 and 26,963,915 shares issued and 23,917,359 shares outstanding as of December 31, 2021	271	269
Additional paid-in capital	302,688	291,577
Retained earnings	1,565,984	1,363,922
Treasury stock, at cost, 3,939,472 shares and 3,046,556 shares, respectively	(355,022)	(259,920)
Total equity	1,513,921	1,395,848
Total liabilities and equity	$2,873,357	$2,351,865

LGI HOMES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Home sales revenues	$723,069	$791,512	$1,269,119	$1,497,465

Cost of sales	491,710	577,433	879,353	1,093,437
Selling expenses	43,269	44,796	77,667	87,579
General and administrative	29,084	23,276	57,373	47,999
Operating income	159,006	146,007	254,726	268,450
Loss on extinguishment of debt	—	662	—	662
Other income, net	(4,006)	(3,776)	(7,836)	(4,609)
Net income before income taxes	163,012	149,121	262,562	272,397
Income tax provision	39,636	30,987	60,500	54,605
Net income	$123,376	$118,134	$202,062	$217,792
Earnings per share:
Basic	$5.24	$4.75	$8.53	$8.75
Diluted	$5.20	$4.71	$8.43	$8.66

Weighted average shares outstanding:
Basic	23,552,883	24,844,644	23,694,241	24,897,462
Diluted	23,745,853	25,061,812	23,968,263	25,138,691

Non-GAAP Measures
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has provided information in this press release relating to adjusted gross margin, adjusted net income and adjusted earnings per share.
Adjusted Gross Margin
Adjusted gross margin is a non-GAAP financial measure used by management as a supplemental measure in evaluating operating performance. The Company defines adjusted gross margin as gross margin less capitalized interest and adjustments resulting from the application of purchase accounting included in the cost of sales. Management believes this information is useful because it isolates the impact that capitalized interest and purchase accounting adjustments have on gross margin. However, because adjusted gross margin information excludes capitalized interest and purchase accounting adjustments, which have real economic effects and could impact results, the utility of adjusted gross margin information as a measure of operating performance may be limited. In addition, other companies may not calculate adjusted gross margin information in the same manner that the Company does. Accordingly, adjusted gross margin information should be considered only as a supplement to gross margin information as a measure of the Company’s performance.
The following table reconciles adjusted gross margin to gross margin, which is the GAAP financial measure that management believes to be most directly comparable (dollars in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Home sales revenues	$723,069	$791,512	$1,269,119	$1,497,465
Cost of sales	491,710	577,433	879,353	1,093,437
Gross margin	231,359	214,079	389,766	404,028
Capitalized interest charged to cost of sales	5,735	10,442	10,248	21,115
Purchase accounting adjustments (1)	2,026	1,446	4,308	2,258
Adjusted gross margin	$239,120	$225,967	$404,322	$427,401
Gross margin % (2)	32.0%	27.0%	30.7%	27.0%
Adjusted gross margin % (2)	33.1%	28.5%	31.9%	28.5%
(1)Adjustments result from the application of purchase accounting for acquisitions and represent the amount of the fair value step-up adjustments included in cost of sales for real estate inventory sold after the acquisition dates.
(2)Calculated as a percentage of home sales revenues.
Home Sales Revenues, Home Closings, Average Sales Price Per Home Closed (ASP), Average Community Count, Average Monthly Absorption Rates and Closing Community Count by Reportable Segment
(Revenues in thousands, unaudited)

	Three Months Ended June 30, 2022					As of June 30, 2022
	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$316,654	935	$338,667	31.0	10.1	32
Southeast	117,569	361	325,676	19.7	6.1	20
Northwest	70,792	133	532,271	8.3	5.3	8
West	123,956	301	411,814	12.7	7.9	12
Florida	94,098	297	316,828	19.6	5.1	20
Total	$723,069	2,027	$356,719	91.3	7.4	92

	Three Months Ended June 30, 2021					As of June 30, 2021
	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$347,963	1,348	$258,133	38.0	11.8	40
Southeast	159,714	632	252,712	25.7	8.2	25
Northwest	106,197	255	416,459	10.3	8.3	11
West	80,813	232	348,332	10.7	7.2	10
Florida	96,825	389	248,907	20.3	6.4	20
Total	$791,512	2,856	$277,140	105.0	9.1	106

	Six Months Ended June 30, 2022
	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate
Central	$578,952	1,779	$325,437	30.5	9.7
Southeast	190,032	599	317,249	19.8	5.0
Northwest	173,666	334	519,958	9.3	6.0
West	179,539	443	405,280	11.3	6.5
Florida	146,930	471	311,953	19.3	4.1
Total	$1,269,119	3,626	$350,005	90.2	6.7

	Six Months Ended June 30, 2021
	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate
Central	$636,713	2,475	$257,258	37.6	11.0
Southeast	296,265	1,180	251,072	26.7	7.4
Northwest	224,388	551	407,238	10.5	8.7
West	161,961	481	336,717	10.7	7.5
Florida	178,138	730	244,025	20.2	6.0
Total	$1,497,465	5,417	$276,438	105.7	8.5

Owned and Controlled Lots
The table below shows (i) home closings by reportable segment for the six months ended June 30, 2022 and (ii) owned or controlled lots by reportable segment as of June 30, 2022.

	Six Months Ended June 30, 2022	As of June 30, 2022
Reportable Segment	Home Closings	Owned (1)	Controlled	Total
Central	1,779	24,231	9,199	33,430
Southeast	599	16,591	5,186	21,777
Northwest	334	6,909	4,079	10,988
West	443	9,065	5,960	15,025
Florida	471	5,097	3,667	8,764
Total	3,626	61,893	28,091	89,984
(1)Of the 61,893 owned lots as of June 30, 2022, 49,595 were raw/under development lots and 12,298 were finished lots. Finished lots included 722 completed homes, including information centers, and 4,095 homes in progress.
Backlog Data
As of the dates set forth below, the Company’s net orders, cancellation rate and ending backlog homes and value were as follows (dollars in thousands, unaudited):

Backlog Data	Six Months Ended June 30,
	2022 (4)	2021 (5)
Net orders (1)	2,837	7,254
Cancellation rate (2)	20.8%	14.8%
Ending backlog – homes (3)	1,266	4,801
Ending backlog – value (3)	$445,120	$1,434,382
(1)Net orders are new (gross) orders for the purchase of homes during the period, less cancellations of existing purchase contracts during the period.
(2)Cancellation rate for a period is the total number of purchase contracts cancelled during the period divided by the total new (gross) orders for the purchase of homes during the period.
(3)Ending backlog consists of homes at the end of the period that are under a purchase contract that has been signed by homebuyers who have met preliminary financing criteria but have not yet closed and wholesale contracts for which vertical construction is generally set to occur within the next six to twelve months. Ending backlog is valued at the contract amount.
(4)As of June 30, 2022, the Company had 412 units related to bulk sales agreements associated with its wholesale business.
(5)As of June 30, 2021, the Company had 940 units related to bulk sales agreements associated with its wholesale business.

CONTACT:     Joshua D. Fattor
Vice President of Investor Relations
(281) 210-2586
investorrelations@lgihomes.com